Exhibit 99.1

VeriSign Reports Second Quarter 2006 Results

MOUNTAIN VIEW, CA – July 20, 2006 – VeriSign, Inc. (Nasdaq: VRSN), the leading provider of intelligent infrastructure services for the Internet and telecommunications networks, today reported its results for the second quarter ended June 30, 2006.

VeriSign reported total revenue of $392 million for the second quarter of 2006. On a GAAP basis, VeriSign reported net income of $350 million for the second quarter of 2006 and earnings per share of $1.42 per fully-diluted share. Net income on a GAAP basis for the second quarter of 2006 included a non-cash stock-based compensation charge of $13.2 million for stock option expensing and tax benefits totaling $327 million.

On a non-GAAP basis, using a 30% effective tax rate on non-GAAP pre-tax income of $84 million, earnings per share for the second quarter was $0.24 per diluted share. These non-GAAP results exclude the following items which are included under GAAP: amortization and impairment of intangible assets, acquired in-process research and development, non-cash stock-based compensation, litigation settlements, restructuring and other charges (reversals), net gain on the sale of investments, and income taxes. A table reconciling the GAAP to non-GAAP net income reported above is appended to this release.

“We are pleased with our execution in the first half of 2006,” said Stratton Sclavos, Chairman and Chief Executive Officer of VeriSign. “As our results indicate, demand for our intelligent infrastructure services continues to grow as our customers accelerate their migration to network-based interactions with their business partners, employees and customers.”

“Our second quarter results reflect solid performance in the core business and higher than forecasted revenue in the mobile content business, leading to strong operating income for the quarter,” said Dana Evan, Chief Financial Officer of VeriSign. “Driven by our recurring revenue model, these results improved our deferred revenue to $560 million and allowed us to deliver solid operating cash flows of over $90 million this quarter.”

During the second quarter within the Internet Services Group (ISG), VeriSign Security Services (VSS) announced that Charles Schwab selected VeriSign to provide a full set of security services for their clients. Under the terms of the agreement, Charles Schwab will deploy both the VeriSign Identity Protection (VIP) Fraud Detection Service and VIP Authentication Service to secure client login and transaction information. VSS also signed a definitive agreement to acquire GeoTrust, a leading supplier of SSL and other solutions to secure e-business transactions, for approximately $125 million in cash. The acquisition is expected to close in the second half of this year subject to regulatory approvals and is expected to be accretive to earnings per share in 2007.

VeriSign Communications Services (VCS) announced a number of significant customer wins in the quarter for its core solutions, including providing iRoam services to Metro PCS, network connectivity and database services to US LEC and SMS alerts for eBay and Oracle users. As part of VCS’s strategy to expand internationally, VCS signed an agreement to jointly market advance services with IDT Telecom to emerging international markets. In addition, VCS has signed a multi-year deal with SK

Telecom to provide a variety of services including Signaling System 7 (SS7) network connectivity. VCS also completed the acquisition of m-Qube, a leading mobile channel enabler, for $266 million in cash during the quarter.

As previously disclosed on June 27, 2006, VeriSign’s Board of Directors has commenced an internal review and analysis of VeriSign’s historical stock option grants. This internal review is currently in progress. The Board of Directors is being assisted in its review by independent legal counsel. Facts may come to light once the review is completed that may require us to change our accounting treatment of stock options granted in prior periods which may have a material adverse effect on our results of operations for those periods or other periods.

Additional Financial Information

•	VeriSign ended the second quarter with Cash, Cash Equivalents, Restricted Cash and Short-term Investments of $734 million, a decrease of $76 million from the prior quarter and down $197 million year over year. During Q2, VeriSign repurchased approximately 3 million shares of its common stock for a net purchase price of $60 million. In addition VeriSign acquired m-Qube for $266 million in cash.

•	VeriSign announced that its Board of Directors has authorized a new $1 billion stock repurchase program. The 2006 program succeeds the 2005 program which authorized the repurchase of up to $500 million of VeriSign common stock which was completed in Q2.

•	Cash flow from operations was $91 million for the second quarter of 2006.

•	Deferred revenue on the balance sheet was $560 million as of June 30, 2006, an increase of $21 million from the prior quarter and up approximately $83 million year over year.

•	Net days sales outstanding (Net DSO), which takes into account the change in deferred revenue balances was 53 days for Q2 and within VeriSign’s targeted range.

•	Capital expenditures for the second quarter of 2006 were approximately $37 million.

•	Non-GAAP operating income for Q2 was $79 million, an increase of approximately $4 million from the prior quarter.

•	VeriSign has released its valuation allowance previously applied to certain U.S. deferred tax assets in the amount of $214 million. Additionally, VeriSign received a favorable ruling from the IRS which resulted in a one-time benefit to tax expense in the amount of $113 million.

•	During the quarter, VeriSign put in place a $500 million credit facility.

Internet Services Group

•	The Internet Services Group (ISG) – which includes VeriSign Security Services (VSS) and VeriSign Information Services (VIS) – delivered $186 million of revenue in the second quarter of 2006.

•	The VeriSign Web site certificate business issued approximately 139,000 new and renewal certificates in Q2, ending the quarter with a base of more than 520,000 certificates, up from 508,000 at the end of the first quarter of 2006. Year over year the base is up over 10%.

•	The VeriSign Information Services business ended the quarter with approximately 57.5 million active domain names in .com and .net, a net increase of approximately 3.5 million names or 6% over Q1.

Communications Services Group

•	VeriSign Communications Services (VCS) Group – which provides intelligent communications, commerce and content services to telecommunications carriers and next generation service providers – delivered revenues of $206 million in the second quarter of 2006.

•	Within VCS, the Communications and Commerce group generated revenues of $120 million. The Content group generated revenues of $86 million, which includes $74 million for Jamba!/Jamster B2C services and $12 million from B2B services which includes the m-Qube acquisition.

•	VeriSign Communications Services Group ended Q2 with a base of approximately 8.9 million wireless billing customer subscribers, an increase of approximately 24% year over year.

•	The VCS business supported 16.4 billion database queries in Q2 2006, up 14% year over year.

Today’s Conference Call

VeriSign will be hosting a teleconference call today at 2:00 pm (PST) to review the quarter’s results. The call will be accessible by direct dial at (800) 263-8506 (US) or (719) 457-2681 (international). A listen-only live webcast of the earnings conference call will also be available at http://investor.verisign.com. A replay of this call will be available at (888) 203-1112 (passcode: 4621310) or (719) 457-0820 (international) beginning at 5:00 pm (PST) on July 20 and will run through July 27. This press release and the financial information discussed on today’s conference call are available on Investor Relations tab in the company’s website at http://investor.verisign.com.

About VeriSign

VeriSign, Inc. (Nasdaq: VRSN), operates intelligent infrastructure services that enable and protect billions of interactions every day across the world’s voice and data networks. Additional news and information about the company is available at www.verisign.com.

VRSNF

Contacts

Media Relations: Brian O’Shaughnessy, boshaughnessy@verisign.com, 650-426-5270

Investor Relations: Tom McCallum, tmccallum@verisign.com, 650-426-3744

###

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices and market acceptance of our existing services, the inability of VeriSign to successfully develop and market new services and the uncertainty of whether new services as provided by VeriSign will achieve market acceptance or result in any revenues and the risk acquired businesses will not be integrated successfully and unanticipated costs of such integration. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the company’s Annual Report on Form 10-K for the year ended December 31, 2005 and quarterly reports on Form 10-Q. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	June 30, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$426,935	$476,826
Short-term investments	256,538	378,006
Accounts receivable, net	303,336	271,883
Prepaid expenses and other current assets	98,004	80,079
Deferred tax assets	114,028	16,186
Current assets of discontinued operations	6,397	5,295

Total current assets	1,205,238	1,228,275

Property and equipment, net	572,810	553,036
Goodwill	1,348,913	1,071,910
Other intangible assets, net	329,061	225,302
Restricted cash	50,972	50,972
Long-term deferred tax assets	152,486	—
Long-term note receivable	—	26,419
Other assets, net	22,581	16,985

Total long-term assets	2,476,823	1,944,624

Total assets	$3,682,061	$3,172,899

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$520,586	$555,458
Accrued restructuring costs	6,442	7,440
Deferred revenue	415,470	368,413
Current liabilities of discontinued operations	4,034	6,822

Total current liabilities	946,532	938,133

Long-term deferred revenue	144,507	127,175
Long-term accrued restructuring costs	9,139	10,876
Long-term debt	174,000	—
Other long-term liabilities	3,753	4,995
Deferred tax liabilities	—	18,560

Total long-term liabilities	331,399	161,606

Total liabilities	1,277,931	1,099,739
Minority interest in subsidiaries	46,846	41,485
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $.001 per share
Authorized shares: 5,000,000
Issued and outstanding shares: none	—	—
Common stock - par value $.001 per share
Authorized shares: 1,000,000,000
Issued and outstanding shares: 242,890,145 and 246,418,940 (excluding 35,427,686 and 28,981,444 shares held in treasury at June 30, 2006 and December 31, 2005, respectively)	243	246
Additional paid-in capital	23,144,477	23,205,261
Unearned compensation	—	(13,911)
Accumulated deficit	(20,777,730)	(21,147,368)
Accumulated other comprehensive loss	(9,706)	(12,553)

Total stockholders’ equity	2,357,284	2,031,675

Total liabilities and stockholders’ equity	$3,682,061	$3,172,899

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenues	$391,852	$430,408	$765,456	$817,675

Costs and expenses:
Cost of revenues (1)	146,776	134,232	285,688	256,620
Sales and marketing (1)	92,273	137,203	182,660	263,384
Research and development (1)	30,430	24,832	58,463	45,031
General and administrative (1)	54,912	49,675	113,405	91,774
Restructuring and other (reversals) charges	(77)	(133)	1,382	(2,008)
Amortization of other intangible assets	31,832	24,821	59,832	47,661
Impairment of other intangible assets	—	—	1,950	—
Acquired in-process research and development	4,600	4,300	15,500	4,300

Total costs and expenses	360,746	374,930	718,880	706,762

Operating income	31,106	55,478	46,576	110,913

Non-operating income:

Other income, net	5,119	14,084	33,916	29,361

Minority interest in net income of subsidiaries	(758)	(1,048)	(1,405)	(2,176)

Income from continuing operations before income taxes	35,467	68,514	79,087	138,098
Income tax (benefit) expense	(314,318)	31,568	(289,691)	55,992

Net income from continuing operations, net of tax	349,785	36,946	368,778	82,106

Net income from discontinued operations, net of tax	82	4,349	860	8,364

Net income	$349,867	$41,295	$369,638	$90,470

Basic net income per share:
Income from continuing operations	$1.43	$0.14	$1.51	$0.32
Income from discontinued operations	—	0.02	—	0.03

Net income per share	$1.43	$0.16	$1.51	$0.35

Diluted net income per share:
Income from continuing operations	$1.42	$0.14	$1.50	$0.31
Income from discontinued operations	—	0.01	—	0.03

Net income per share	$1.42	$0.15	$1.50	$0.34

Shares used in per share computation:
Basic	244,744	263,538	245,171	258,018

Diluted	246,587	272,888	247,069	266,871

__________ (1) Includes the following amounts related to stock-based compensation:
Cost of revenue	$3,151	$121	$6,932	$171
Sales and marketing	2,957	194	6,078	252
Research and development	2,087	451	4,239	465
General and administrative	5,049	394	11,141	650

Total stock-based compensation	$13,244	$1,160	$28,390	$1,538

VERISIGN, INC. AND SUBSIDIARIES

STATEMENTS OF INCOME RECONCILIATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,
	2006		2005
Revenue reconciliation

Revenue from continuing operations	$391,852		$430,408
Discontinued operations revenue (1)	79		14,422

Revenue including discontinued operations	$391,931		$444,830

____________

(1)    For the three months ended June 30, 2006 and 2005, discontinued operations revenue represents activity related to the Payments Gateway business. VeriSign previously provided investors and analysts forecasts for the three months ended June 30, 2005 that included revenue up until an estimated disposition date of the Payments business. For GAAP purposes, revenue for this and all periods is reclassified to net income from discontinued operations.

Statement of Income Reconciliation

Net income on a GAAP basis	$349,867		$41,295
Amortization of other intangible assets	31,832		24,821
Acquired in-process research and development	4,600		4,300
Stock-based compensation	13,244		1,160
Litigation settlements	(1,500)		—
Restructuring and other (reversals)	(77)		(133)
Net gain on sale of investments	28		58
Income tax (benefit) expense	(314,318	)(2)	33,693 (3)

Non-GAAP income before income taxes	83,676		105,194
Non-GAAP tax rate in lieu of the GAAP rate	(25,103)		(31,558)

Net income on a non-GAAP basis	$58,573		$73,636

Statement of Income Reconciliation per Share

Diluted net income per share on a GAAP basis	$1.42		$0.15
Amortization of other intangible assets	0.13		0.09
Acquired in-process research and development	0.02		0.02
Stock-based compensation	0.05		—
Litigation settlements	—		—
Restructuring and other (reversals)	—		—
Net gain on sale of investments	—		—
Non-GAAP tax rate of 30% in lieu of the GAAP rate	(1.38)		0.01

Diluted net income per share on a non-GAAP basis	$0.24		$0.27

Shares used in calculation of net income per share	246,587		272,888

(2)	Includes the net release of a valuation allowance and favorable IRS ruling.
(3)	Includes income tax expense from discontinued operations of $2,125.

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings releases, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: amortization and impairment of intangible assets, acquired in-process research and development, stock-based compensation, litigation settlements, restructuring and other charges (reversals), net gain on the sale of investments and income taxes. The non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information which allows them to have a clearer picture of the company’s core operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

VERISIGN, INC. AND SUBSIDIARIES

STATEMENTS OF INCOME RECONCILIATION

(In thousands, except per share data)

(Unaudited)

	Six Months Ended June 30,
	2006		2005
Revenue reconciliation

Revenue from continuing operations	$765,456		$817,675
Discontinued operations revenue (1)	27		28,146

Revenue including discontinued operations	$765,483		$845,821

___________

(1)    For the six months ended June 30, 2006 and 2005, discontinued operations revenue represents activity related to the Payments Gateway business. VeriSign previously provided investors and analysts forecasts for the six months ended June 30, 2005 that included revenue up until an estimated disposition date of the Payments business. For GAAP purposes, revenue for this and all periods is reclassified to net income from discontinued operations.

Statement of Income Reconciliation

Net income on a GAAP basis	$369,638		$90,470
Amortization of other intangible assets	59,832		47,661
Impairment of other intangible assets	1,950		—
Acquired in-process research and development	15,500		4,300
Stock-based compensation	28,390		1,538
Litigation settlements	500		—
Restructuring and other charges (reversals)	1,382		(2,008)
Net gain on sale of investments	(20,220)		(2,217)
Income tax (benefit) expense	(289,691	)(2)	60,079 (3)

Non-GAAP income before income taxes	167,281		199,823
Non-GAAP tax rate in lieu of the GAAP rate	(50,184)		(59,947)

Net income on a non-GAAP basis	$117,097		$139,876

Statement of Income Reconciliation per Share

Diluted net income per share on a GAAP basis	$1.50		$0.34
Amortization of other intangible assets	0.24		0.18
Impairment of other intangible assets	0.01		—
Acquired in-process research and development	0.06		0.02
Stock-based compensation	0.11		—
Litigation settlements	—		—
Restructuring and other charges (reversals)	0.01		(0.01)
Net gain on sale of investments	(0.08)		(0.01)
Non-GAAP tax rate of 30% in lieu of the GAAP rate	(1.38)		—

Diluted net income per share on a non-GAAP basis	$0.47		$0.52

Shares used in calculation of net income per share	247,069		266,871

(2)	Includes the net release of a valuation allowance and favorable IRS ruling.
(3)	Includes income tax expense from discontinued operations of $4,087.

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings releases, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: amortization and impairment of intangible assets, acquired in-process research and development, stock-based compensation, litigation settlements, restructuring and other charges (reversals), net gain on the sale of investments and income taxes. The non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information which allows them to have a clearer picture of the company’s core operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2006	2005
Cash flow from operating activities:
Net income	$369,638	$90,470
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	49,292	42,582
Amortization of other intangible assets	59,832	47,661
Impairment of other intangible assets	1,950	—
Acquired in-process research and development	15,500	4,300
Provision for doubtful accounts	(1,301)	2,489
Stock-based compensation	28,688	2,722
Non-cash restructuring and other charges	32	146
Net gain on sale and impairment of investments	(21,822)	(96)
Minority interest in net income of subsidiary	1,450	2,176
Tax benefit associated with stock options	—	16,337
Deferred income taxes	(279,702)	(7,115)
Loss on disposal of property and equipment	—	186
Changes in operating assets and liabilities:
Accounts receivable	43,318	(77,227)
Prepaid expenses and other current assets	(14,661)	(54,048)
Accounts payable and accrued liabilities	(131,677)	83,386
Deferred revenue	62,083	59,957

Net cash provided by operating activities	182,620	213,926

Cash flow from investing activities:
Purchases of investments	(536,716)	(204,065)
Proceeds from maturities and sales of investments	657,224	178,091
Purchases of property and equipment	(63,586)	(45,820)
Cash paid in business combinations, net of cash acquired	(426,499)	(18,002)
Net proceeds received on long-term note receivable and investment	47,786	17,213
Other assets	(1,513)	(11,484)

Net cash used in investing activities	(323,304)	(84,067)

Cash flow from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plan	39,543	35,898
Change in net assets of subsidiary	(588)	165
Repurchase of common stock	(134,996)	(42,477)
Proceeds from drawdown of long-term debt	174,000	—
Debt issuance costs	(3,381)	—
Excess tax benefits from stock-based compensation	18,366	—
Repayment of long-term liabilities	(1,466)	(1,100)

Net cash provided by (used in) financing activities	91,478	(7,514)

Effect of exchange rate changes	1,439	(3,407)

Net (decrease) increase in cash and cash equivalents	(47,767)	118,938
Cash and cash equivalents at beginning of period	478,660	330,641

Cash and cash equivalents at end of period	$430,893	$449,579

Cash and cash equivalents of discontinued operations	(3,958)	(1,864)

	$426,935	$447,715